CORRECTED FROM MARCH 13, 1998


FOR IMMEDIATE RELEASE                          Contact:  Amy King-Simpson
                                                         Investor Relations
                                                         Swisher International
                                                         704-364-7707

             SWISHER INTERNATIONAL, INC. HIRES NEW AUDITING FIRM
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CHARLOTTE, NC, March 16, 1998 -- Swisher International Inc. (NADSAQ-NNM:SWSHE
SWSHW), announced today that it has engaged the accounting firm of Scharf Pera & Company, Charlotte, NC, as its new auditors. Scharf Pera had been the independent auditors of Swisher International, Inc. prior to 1993.

     "We have the fullest confidence in Scharf Pera to accurately and expeditiously complete its examination of our financial statements," said Pt Swisher, Swisher International Chairman. "The reason for selecting Scharf Pera is their familiarity with the service industry and with our company in particular."

     Swisher International, the only publicly held international franchisor of hygiene services and products services 55,000 locations in the U.S. and Canada. Swisher also has Master License operations in the U.K., Ireland, the Caribbean and Korea. The company markets its hygiene services and products, maids services, home restoration services, and pest control services through a network of 250 franchises and 2 company-owned subsidiaries.

     As reported in the company's February 27, 1998 8-K filing, McGladrey & Pullen resigned from the Company's 1997 audit and withdrew its opinion for the 1996 fiscal year.